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Exhibit 99.3

Press Contact: Yolanda White 858-812-7302 Direct
FOR IMMEDIATE RELEASE	Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES CLOSING OF $225 MILLION
SENIOR SECURED NOTES OFFERING AND COMPLETION OF ACQUISITION
OF GICHNER HOLDINGS, INC.

Gichner Acquisition Significantly Enhances Kratos Position in Key Areas of National Security Priority, Asymmetric & Expeditionary Warfare Product Offerings

        SAN DIEGO, CA, May 19, 2010—Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) announced today that it has closed a $225 million Senior Secured Notes offering, and that it has completed its acquisition of Gichner Holdings, Inc. (Gichner). Gichner, headquartered in Dallastown, Pennsylvania, and with other primary facilities in York, Pennsylvania and Charleston, South Carolina, is a leading manufacturer of Tactical Military Products, Combat Support Facilities, Subsystems, Modular Systems and Shelters primarily for the Department of Defense and leading defense system providers. Representative programs which Gichner provides products and solutions include the MQ-1C Sky Warrior, Gorgon Stare, MQ-8B Fire Scout and RQ-7 Shadow Unmanned Aerial Vehicles, the Command Post Platform and Joint Light Tactical Vehicle Tactical Combat Vehicles, DDG-1000 Modular C5 Compartments and the Persistent Threat Detection System ISR Platform. Gichner will become part of Kratos' Weapons Systems Solutions (WSS) Division, where both companies have similar primary customer sets, weapons and other war fighter related systems qualifications.

        Richard Selvaggio, Kratos WSS Division President, said, "We believe the addition of Gichner to the WSS Division strategically strengthens our overall capabilities in providing unique weapon system solutions to our primary customers." Selvaggio emphasized the synergies of the entities by stating that "the WSS Division is headquartered in Huntsville Alabama, home of the US Army Aviation & Missile Command and in the near future the U.S. Army Material Command. With over 70% of Gichner and WSS sales in support of the U.S. Army and its allied partners, our product enhancements strategically positions Kratos to meet the needs of emerging force structure requirements."

        The acquisition of Gichner furthers Kratos' strategy and position as a premier National Security Solutions provider and federal government contractor in the areas of weapon system upgrade, sustainment and life cycle extension, war fighter systems sustainment, equipment reset and C5ISR. The transaction increases Kratos' workforce to approximately 2,800, a substantial number of whom hold security clearances.

        The transaction is expected to immediately increase Kratos' Free Cash Flow, Cash Flow From Operations and Free Cash Flow per share of Kratos common stock. The transaction is also expected to immediately increase Kratos' Operating Income Margins and EBITDA margins. The transaction has been structured so that Kratos' current approximate $210 million in Net Operating Loss carry forwards can be utilized to shelter a substantial portion of the combined company's income from federal income taxes. Kratos' purchase price of Gichner was less than 7.5 times of Gichner's trailing last twelve month's EBITDA.

        Eric DeMarco, Kratos' President and Chief Executive Officer, said "The acquisition of Gichner is another important step in the execution of Kratos' strategic business plan. We believe that we are building a business that supports many of our country's long term national security priorities, and a business that supports proven, existing weapons and C5ISR systems and platforms that directly support the war fighter, and Gichner fits extremely well with this profile. Additionally, as I have said before, Gichner has an outstanding and proven management team, and is supporting key programs and initiatives for the transformation of our military to a more expeditionary and asymmetric capable force."

        Kratos also announced today the closing of its previously announced private offering of $225 million in aggregate principal amount of 10% Senior Secured Notes due 2017 (the "Notes"). The note holders have a first-priority lien on substantially all assets, except accounts receivable, inventories, deposit accounts, securities accounts, cash, securities and general intangibles (other than intellectual property) where the note holders have a second priority lien. The Notes were issued in a private placement and were resold inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

        Kratos received approximately $216 million in net cash proceeds from this offering, and used $133 million of such proceeds to fund the Gichner acquisition and approximately $54 million of such proceeds to refinance existing corporate debt. Kratos intends to use the remaining net cash proceeds of the offering for general corporate purposes.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

        Concurrent with the consummation of the offering of the Notes, Kratos entered into a new four year senior secured revolving credit facility with Key Bank National Association, as administrative agent and sole initial lender, in the amount of $25 million. The revolving credit facility is secured by the Company's accounts receivables and inventories. There are currently no borrowings outstanding on the revolving credit facility.

About Kratos Defense & Security Solutions

        Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services, strategic communications and war fighter solutions for the U.S. federal government and for state and local agencies. Principal product, services and solutions offerings include or are related to C5ISR, weapon systems lifecycle support, military weapon range operations and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration. The Company is headquartered in San Diego, California, with resources throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

        This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company's expectations regarding future financial performance, bid and proposal pipeline, performance of key contracts, market developments and the anticipated benefits of the Company's acquisition of Gichner. Such statements are only predictions, and the Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks associated with increases in our debt service obligations which may adversely affect our cash flows; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that the anticipated benefits of the Gichner acquisition will not be realized; risks that the Gichner integration will prove more costly, take more time, or be more distracting than currently anticipated; risks related to environmental and potential exposure to environmental liabilities; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of increases in the Federal Government initiatives related to in-sourcing; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership in our stock could limit future utilization of our Net Operating Losses; risks of our ability to utilize our Net Operating Loss carryforwards and certain other tax attributes may be limited; and risks that the current economic environment will adversely impact our business. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company's Annual Report on Form 10-K for the period ended December 27, 2009 and in its Quarterly Report on Form 10-Q for the period ended March 28, 2010, and in other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

        Certain of the information set forth herein, including, EBITDA, pro forma EBITDA and the associated margin rates, and Free Cash Flow and Free Cash Flow per Share are considered non-GAAP financial measures. Kratos believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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  Exhibit 99.3